                                                                    EXHIBIT 12.1

                       PARACELSUS HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS, EXCEPT RATIO AND UNAUDITED)

                                                          FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                  ----------------------------------------------------------------------------------------
                                                          HISTORICAL                          PRO FORMA(1)   PRO FORMA(2)
                                  ----------------------------------------------------------  -------------  -------------
                                     1991        1992        1993        1994        1995         1995           1995
Income (loss) before minority
 interests, income taxes,
 cumulative effect of accounting
 change and extraordinary
 loss...........................  $  20,588   $  20,779   $  25,341   $  23,387   $  23,938    $   19,013     $   14,745
Interest expense -- debt
 borrowings and capitalized
 leases.........................     12,043      10,496      10,213      12,966      15,746        17,241         36,803
Interest portion of rental
 expense........................      2,751       3,109       3,970       5,892       6,411         6,932          8,338
                                  ----------  ----------  ----------  ----------  ----------  -------------  -------------
    Earnings (loss).............  $  35,382   $  34,384   $  39,524   $  42,245   $  46,095    $   43,186     $   59,886
                                  ----------  ----------  ----------  ----------  ----------  -------------  -------------
                                  ----------  ----------  ----------  ----------  ----------  -------------  -------------
Fixed charges:
  Interest......................  $  12,043   $  10,496   $  10,213   $  12,966   $  15,746   $    17,241    $    36,803
  Interest portion of rental
   expense......................      2,751       3,109       3,970       5,892       6,411         6,932          8,338
                                  ----------  ----------  ----------  ----------  ----------  -------------  -------------
    Total fixed charges.........  $  14,794   $  13,605   $  14,183   $  18,858   $  22,157   $    24,173    $    45,141
                                  ----------  ----------  ----------  ----------  ----------  -------------  -------------
                                  ----------  ----------  ----------  ----------  ----------  -------------  -------------
      Ratio of earnings to fixed
        charges.................        2.4 x       2.5 x       2.8 x       2.2 x       2.1 x         1.8  x         1.3 x

                                                                                     SIX MONTHS ENDED MARCH 31,
                                                                --------------------------------------------------------------------

                                  PRO FORMA(3)   PRO FORMA(4)         HISTORICAL         PRO FORMA(1)   PRO FORMA(2)   PRO FORMA(3)
                                  -------------  -------------  -----------------------  -------------  -------------  -------------
                                      1995           1995          1995        1996          1995           1995           1995
Income (loss) before minority
 interests, income taxes,
 cumulative effect of accounting
 change and extraordinary
 loss...........................   $   12,239     $   12,778    $  11,832   ($  11,219)   $   13,926     $    9,136     $    6,534
Interest expense -- debt
 borrowings and capitalized
 leases.........................       38,434         37,895        7,652        7,685         8,260         17,099         19,263
Interest portion of rental
 expense........................        8,338          8,338        3,181        3,195         3,389          4,102          4,102
                                  -------------  -------------  ----------  -----------  -------------  -------------  -------------
    Earnings (loss).............   $   59,011     $   59,011    $  22,665        ($339)  $    25,575    $    30,337    $    29,899
                                  -------------  -------------  ----------  -----------  -------------  -------------  -------------
                                  -------------  -------------  ----------  -----------  -------------  -------------  -------------
Fixed charges:
  Interest......................  $    38,434    $    37,895    $   7,652   $    7,685   $     8,260    $    17,099    $    19,263
  Interest portion of rental
   expense......................        8,338          8,338        3,181        3,195         3,389          4,102          4,102
                                  -------------  -------------  ----------  -----------  -------------  -------------  -------------
    Total fixed charges.........  $    46,722    $    46,233    $  10,833   $   10,880   $    11,649    $    21,201    $    23,365
                                  -------------  -------------  ----------  -----------  -------------  -------------  -------------
                                  -------------  -------------  ----------  -----------  -------------  -------------  -------------
      Ratio of earnings to fixed
        charges.................          1.3  x         1.3  x       2.1 x         --           2.2x           1.4  x         1.3 x


                                  PRO FORMA(4)   PRO FORMA(1)   PRO FORMA(2)   PRO FORMA(3)   PRO FORMA(4)
                                  -------------  -------------  -------------  -------------  -------------
                                      1995           1996           1996           1996           1996
Income (loss) before minority
 interests, income taxes,
 cumulative effect of accounting
 change and extraordinary
 loss...........................   $    6,534     $(    8,625)   $(    9,375)   $(   11,191)   $(    9,346)
Interest expense -- debt
 borrowings and capitalized
 leases.........................       19,263          8,863         19,686         21,064         19,219
Interest portion of rental
 expense........................        4,102          3,452          4,162          4,162          4,162
                                  -------------  -------------  -------------  -------------  -------------
    Earnings (loss).............  $    29,899    $     3,690    $    14,473    $    14,035    $    14,035
                                  -------------  -------------  -------------  -------------  -------------
                                  -------------  -------------  -------------  -------------  -------------
Fixed charges:
  Interest......................  $    19,263    $     8,863    $    19,686    $    21,064    $    19,219
  Interest portion of rental
   expense......................        4,102          3,452          4,162          4,162          4,162
                                  -------------  -------------  -------------  -------------  -------------
    Total fixed charges.........  $    23,365    $    12,315    $    23,848    $    25,226    $    23,381
                                  -------------  -------------  -------------  -------------  -------------
                                  -------------  -------------  -------------  -------------  -------------
      Ratio of earnings to fixed
        charges.................          1.3  x          --             --             --             --



(1) Adjusted to give pro forma effect to Paracelsus' acquisition of the Columbia Hospitals.



(2) Adjusted to give pro forma effect to the Merger.



(3) Adjusted to give pro forma effect to the Merger and the Notes Offering.



(4) Adjusted to give pro forma effect to the Merger and the Offerings.